Portfolio Update Meeting December 10, 2021 Exhibit 99.1

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Growth & Income Real Estate Investment Trust’s (the “Company or KBS Growth & Income REIT or KBS G&I REIT”) Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value KBS G&I REIT’s assets and liabilities in connection with the calculation of KBS G&I REIT’s estimated value per share, see KBS G&I REIT’s Current Report on Form 8-K dated December 6, 2021 (the “Valuation 8-K”). Important Disclosures 2 Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Reductions in property values related to the impact of the COVID-19 pandemic may limit the Company’s ability to draw on the revolving commitment under its term loan due to covenants described in the loan agreement. In addition, the timing in which the Company may be able to implement a liquidation strategy will be affected. Forward-Looking Statements

W W W . K B S . C O M Important Disclosures The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through September 30, 2021 have been funded in part with cash flow from operating activities, from the proceeds from the sale of real estate and in part with debt financing, including advances from the Company’s advisor. In addition, distributions have been funded with cash resulting from the advisor’s waiver and deferral of its asset management fee. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the NAV per share, the appraisal methodology used for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, are the respective party’s best estimates as of September 30, 2021, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties and the estimated value per share. The Company is developing a formal plan of liquidation for approval by its board of directors and submission to the stockholders. If a plan of liquidation is approved by the stockholders of the Company, there are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders, including, among other things, the impact of the COVID-19 pandemic on the value of the real estate properties, the ultimate sale price of each asset, changes in market demand for office properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising thereafter. No assurance can be given as to the amount or timing of liquidating distributions the Company will ultimately pay to its stockholders. These statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; the Company’s ability to sell its real estate properties at the times and at the prices it expects; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2020 and in Part II, Item 1A of the Company’s Quarterly Report for the period ended March 31, 2021. Forward-Looking Statements 3

W W W . K B S . C O M Important Disclosures In August 2021, the board of directors of the Company, including all of the independent directors, determined to resume development of a formal plan of liquidation for approval by the board of directors and submission to the stockholders. The Company currently expects to present a plan of liquidation and send out a proxy for liquidation vote of the stockholders in early 2022. Although the Company is actively developing a formal plan of liquidation, there can be no assurance of the ultimate timing of the Company’s liquidation. Once developed and approved by the board of directors the proposed plan of liquidation and certain other proposals to be voted on, will be submitted to the stockholders for their consideration at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). In connection with the proposed plan of liquidation, the Company will file a proxy statement for the Annual Meeting with the SEC. The definitive proxy statement will be sent or given to the Company’s stockholders and will contain information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting, including information relating to the plan of liquidation referenced in the attached presentation. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING THE PLAN OF LIQUIDATION. When available, stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (which also will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbsgireit.com, or by directing a request by mail to KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Growth & Income REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105. IMPORTANT INFORMATION FOR STOCKHOLDERS ADDITIONAL INFORMATION AND WHERE TO FIND IT 4 PARTICIPANTS IN THIS SOLICITATION The Company, its directors and executive officers, KBS Capital Advisors, LLC (the “Advisor”), and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be voted on at the Annual Meeting of Stockholders, including the plan of liquidation. Information regarding the Company, its directors and executive officers and the Advisor is detailed in the proxy statements and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the plan of liquidation, will be included in the Company’s proxy statement in connection with the Annual Meeting when it becomes available. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

W W W . K B S . C O M The Impact of COVID-19 on Capital Markets and US Real Estate Investments 5

W W W . K B S . C O M COVID-19: Return to Office 6 To provide some clarity on the issues facing American businesses, Kastle Systems has been studying keycard and FOB access data from 2,600 buildings and 41,000 businesses. The analysis is based on anonymized data to identify trends in how Americans are returning to the office. Source: Kastle Systems and CoStar, November 10, 2021 https://www.kastle.com/safety-wellness/getting-america-back-to-work/ Employees Returning to the Office Based on Keycard Access Data

W W W . K B S . C O M Depending upon the duration of the pandemic, the various measures imposed to help control the spread of the virus and the corresponding economic slowdown, some of Company’s tenants have or will seek rent deferrals or abatements in future periods or become unable to pay their rent. Through the third quarter of 2021, rent collections are as follows: Over the course of the COVID-19 crisis, the Company has received short-term rent relief requests from tenants who have been directly impacted by the COVID-19 pandemic. Through September 2021, the Company had granted a total of $0.9 million in rent relief structured as temporary deferral arrangements of base rent or rent abatement and/or rent restructures. In most cases, it is in the Company’s best interest to help its tenants remain in business and reopen when restrictions are lifted. Current collections and rent relief requests to date may not be indicative of collections or requests in any future period. 7 Period of Rent Collected % of Rent Collected Q2 2020 95% Q3 2020 90% Q4 2020 93% Q1 2021 97% Q2 2021 98% Q3 2021 98% COVID-19: Rent Collections

W W W . K B S . C O M 8 Distributions The Advisor continues to defer the collection of asset management fees, which results in more cash available to pay distributions. From January through June 2020, the Company's Board of Directors declared a monthly distribution equal to a 3% annualized rate based on the December 2019 net asset value per share. Commencing with distributions for the quarter ended September 30, 2020, the board adjusted the Company’s distribution policy in response to the uncertainty caused by the ongoing public health crisis of the COVID-19 pandemic and its impact on the Company’s operations and those of its tenants and moved to declaring quarterly distributions based on the operations of the Company as of the end of the quarter. For the quarter ended September 30, 2020, the Company’s Board authorized a quarterly distribution equal to a 2% annualized rate based on the December 2019 net asset value per share, which was paid in November 2020. For each of the quarters ended December 31, 2020 through the quarter ended September 30, 2021, the Company’s Board authorized a quarterly distribution equal to a 3.5% annualized rate based on the December 2020 net asset value per share. The third quarter 2021 distribution will be paid in December 2021. COVID-19: Distribution History: *on an annualized basis Distribution Rate Declared January 2020 – June 2020 $0.25/share* Q3 2020 $0.1686/share* Q4 2020 – Q3 2021 $0.1715/share*

Portfolio Highlights 9

KBS

Fund and Portfolio Overview

As of September 30, 2021, unless otherwise noted;

FUND OVERVIEW

Initial Private Offering

June 2015 – April 2016

Public Offering

April 2016 – June 2017

Second Private Offering

October 2017 – August 2020[5]

Current NAV (Dec. 2021)[6]

$3.38 per share

Total Equity Raised[7]

$94.7 million

Current Distribution[9]

$0.1715 per share

PORTFOLIO OVERVIEW[1]

Total Acquisitions[2]

$163.0 million

Cost Basis of Current Portfolio of Properties [3]

$178.7 million

Dec. 2021 Estimated Value of Current Portfolio of Properties[4]

$138.9 million

Rentable Sq. Ft.

599,030

Total Leased[8]

83.3%

Total Leverage[10]

73.2%

1 Portfolio overview information reflects information as of September 30, 2021 for the current portfolio of real estate properties.
2 Represents aggregate acquisition price (excluding closing costs) of the current real estate portfolio.
3 Represents cost basis, which is acquisition price (excluding closing costs) plus subsequent capital expenditures for the current real estate portfolio.
4 Based solely on the appraised values as of September 30, 2021 as reflected in the December 2021 estimated share value.
5 The Second Private Offering was suspended in December 2019 and officially terminated in August 2020.
6 Data as of September 30, 2021. See the Current Report on Form 8-K dated December 6, 2021 and the risk factors included in the Annual Report on Form-10K.
7 Includes proceeds from distribution reinvestment plan, which was terminated in August 2020.
8 Includes future leases of current real estate portfolio that had been executed but had not yet commenced as of September 30, 2021.
9 Distributions are not guaranteed. Current distribution is annualized and equal to a 3.5% annualized rate based on the December 2020 net asset value per share.
10 Calculated as total debt on real estate properties of $101.7 million as of September 30, 2021 divided by December 2021 estimated value of all properties of $138.9 million.

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W W W . K B S . C O M PROPERTY NAME CITY, STATE PROPERTY TYPE / NO. OF BUILDINGS ACQUISITION DATE SIZE (SF) PURCHASE PRICE2 LEASED % AS OF 9/30/213 Commonwealth Building Portland, OR Office 1 Building 6/30/2016 224,122 $68,545,000 67.0% The Offices at Greenhouse Houston, TX Office 1 Building 11/14/2016 203,284 46,489,000 100.0% Institute Property Chicago, IL Office 1 Building 11/9/2017 155,385 43,155,000 83.1% 210 West Chicago Chicago, IL 1 Office 1 Building 10/5/2020 16,239 4,780,000 100.0% TOTAL / WEIGHTED AVG. 599,030 $162,969,000 83.3% 11 Portfolio Highlights 1 On June 28, 2019, the Company entered into a joint venture agreement to purchase 210 W Chicago for $5.4M, which was recorded as an unconsolidated entity. On October 5, 2020, The Company bought out the joint venture partner’s equity interest, resulting in the consolidation of the property at the estimated fair value of $4.8M. 2 Purchase price reflects contractual purchase price, net of closing credits, and excludes acquisition fees and expenses. 3 Total leased percentage includes future leases that have been executed but have not yet commenced as of September 30, 2021. As of September 30, 2021

W W W . K B S . C O M Portfolio Overview1 Geographic Diversification3 1 All information as of September 30, 2021. 2 Leased % includes future leases that had been executed but had not yet commenced as of September 30, 2021. 3 Based on occupied square feet as of September 30, 2021. No. of Investment Assets 4 Total Rentable Sq. Ft. 599,030 Wtd Avg Lease Term 3.4 years Economic Occupancy 80.8% Leased Occupancy2 83.3% No. of Tenants 58 Occupied SF Expirations as of September 30, 2021 Key Statistics Leased Occupancy2 2.7% 7.6% 10.7% 13.7% 30.3% 5.8% 7.7% 12.3% 0.0% 2.7% 6.5% 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 180,000 200,000 Sq u ar e Fe et 12 As of September 30, 2021 OR 30% TX 42% IL 28% 67.0% 100.0% 83.1% 100.0% 50% 60% 70% 80% 90% 100% Commonwealth Offices at Greenhouse Institute Property 210 W Chicago

KBS

Tenancy Overview[1]

Top 10 Tenants	Industry	Property	% of Portfolio[2]
AECOM	Professional, Scientific and Technical	Offices at Greenhouse	28.1%
J. Connor Consulting, Inc.	Management Consulting	Offices at Greenhouse	6.6%
Galois, Inc	Computer Systems Design & Programming	Commonwealth	6.4%
Quantum Spatial	Professional, Scientific and Technical	Commonwealth	5.0%
City of Portland	Public Administration (Government)	Commonwealth	4.3%
Cushing and Company	Manufacturing	Institute Property	3.9%
Downtown Entertainment LLC	Accommodation and Food Services	Institute Property	3.2%
Kennedy Jenks Consult, Inc	Professional, Scientific and Technical	Commonwealth	2.7%
World Fuel Services, Inc.	Mining, Quarrying, and Oil and Gas Extraction	Offices at Greenhouse	1.9%
CodingDojo, Inc.	Information	Institute Property	1.8%
TOTAL (based on total occupied square feet)			63.9%
Weighted Average Lease Term (Top 10 Tenants)			2.45 years

As of September 30, 2021

Industry Diversification[3]



Computer Systems Design and Related Services 12%
Retail Trade 6%
Advertising, Public Relations and Related Services 6%
Management Consulting 6%
Public Administration 5%
Accommodation & Food Services 4%
Arts, Entertainment, and Recreation 4%
Information 4%
Manufacturing 4%
Professional, Scientific and Technical Services 36%
Other[4] 13%

1 All information is as of September 30, 2021.
2 Based on occupied square feet as of September 30, 2021.
3 Annualized base rent represents annualized contractual base rental income as of September 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio.
4 "Other" is comprised of various industries with less than 3% of total annualized base rent.

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W W W . K B S . C O M $52,260 $0 $45,681 $3,744 $0 $0 $0 $20,000 $40,000 $60,000 2021 2022 2023 2024 2025 Thereafter 3 Capital Management Initial Debt Maturities 1 Calculated as total debt on properties of $101.7 million as of September 30, 2021 divided by December 2021 estimated value of properties of $138.9 million. 2 Average cost of debt as of September 30, 2021. 3 The Company exercised the option to an additional one-year extension to November 2022 subsequent to September 30, 2021. Total Debt $101.7 million Loan-to-Value1 73.2% Average cost of debt2 3.8% per annum Average term to initial maturity 0.75 years Average term to fully extended maturity 2.16 years Interest Rate Exposure ($ in millions) 14 As of September 30, 2021 Floating-Rate Debt (Unswapped) $23.2 23% Floating-Rate Debt (Fixed through Swap) $78.5 77%

December 2021 Estimated Value Per Share 15

W W W . K B S . C O M • Appraisals of all four KBS G&I REIT’s real estate properties owned as of September 30, 2021, performed by Duff & Phelps. • Valuations performed by the Advisor of KBS G&I REIT’s cash, other assets, mortgage debt and other liabilities. The estimated value of the notes payable is equal to the GAAP fair value as disclosed in the Quarterly Report, and the estimated values of cash and a majority of other assets and other liabilities are equal to their carrying values. KBS G&I REIT’s estimated value per share2 was determined in accordance with the Institute for Portfolio Alternatives’ (formerly known as the Investment Program Association) Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. Duff & Phelps, an independent, third-party real estate valuation firm, was engaged to provide a calculation of the range in estimated value per share of common stock as of September 30, 2021. Duff & Phelps based the range in estimated value per share upon: • The estimated value per share did not include an enterprise (portfolio) premium or discount. Consideration was given to any potential subordinated participation in cash flows that would be due to the Advisor in a hypothetical liquidation if the required stockholder return thresholds are met. The Advisor estimated the fair value of this liability to be $0. • The estimated value per share did not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of KBS G&I REIT's debt obligations and the impact of restrictions on the assumption of debt and should not be considered a liquidation value of the KBS G&I REIT's assets and liabilities. 16 Valuation1 1 For more information, see the Valuation 8-K. 2 The estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, divided by the number of shares outstanding, all as of September 30, 2021. KBS G&I REIT’s board of directors approved $3.38, which represents the mid-range value of the range in estimated value per share calculated by Duff & Phelps, as the estimated value per share of KBS G&I REIT’s common stock as recommended by the Advisor and KBS G&I REIT’s conflicts committee. Both the range in estimated value per share and the estimated value per share were based on Duff & Phelps' appraisals and the Advisor’s valuations.

W W W . K B S . C O M 17 Valuation Summary 1 Based on data as of September 30, 2021 as discussed in the Valuation 8-K. 2 Based on data as of September 30, 2020. 3 Includes rents and other receivables, deposits and prepaid expenses as applicable. 4 Includes accounts payable, accrued liabilities, security deposits and prepaid rent. December 20211 Estimated Value December 20202 Estimated Value Real Estate (Consolidated Properties) $138,915,000 (93.9%) $149,740,000 (97.8%) Investment in Unconsolidated Joint Venture - $214,768 (0.1%) Cash and Restricted Cash $8,097,282(5.5%) $2,255,503 (1.5%) Other Assets3 $913,694(0.1%) $923,658 (0.6%) Total Assets: $147,925,976 $153,133,929 Notes Payable $101,130,731 $90,588,521 Other Liabilities4 $12,425,250 $12,683,243 Total Liabilities: $113,555,981 $103,271,764 Net Equity at Estimated Value $34,369,995 $49,862,165

W W W . K B S . C O M 18 Valuation Change Summary 1 Based on the estimated value per share of KBS G&I REIT’s assets less estimated value of KBS G&I REIT’s liabilities, divided by the number of shares outstanding, all as of September 30, 2021. 2 Modified operating cash flows reflects modified funds from operations (“MFFO”) adjusted to add back the amortization of deferred financing costs and deferral of asset management fee. The Company computes MFFO in accordance with the definition included in the practice guideline issued by the IPA in November 2010. December 2020 estimated value per share $4.90 Changes to estimated value per share: Real Estate (Consolidated Properties) (1.54) Capital expenditures on real estate (0.13) Total change related to real estate (1.67) Modified operating cashflows in excess of distributions declared 2 0.24 Changes to other assets and liabilities: Notes payable (0.08) Interest rate swaps 0.17 Deferral of asset management fee liability (0.17) Other changes (0.01) Total changes to fair value of other assets and liabilities (0.09) Total change in estimated value per share (1.52) December 2021 estimated value per share $3.38 On December 6, 2021, KBS G&I REIT’s Board of Directors approved an estimated value per share of $3.38.1 The following is a summary of the estimated value per share changes within each asset and liability group from the December 2021 estimated value per share. The decrease in estimated value per share was primarily due to the decrease in real estate value. $

W W W . K B S . C O M 19 Real Estate Valuation Updates The value decrease of $5.6 million or 11.5% vs. the appraised value as of December 2020 was primarily due to the following: • Stagnant leasing velocity in the Houston market during what has been a challenging time given the impacts of COVID-19 on office demand, as the market has seen a negative net absorption of 1.6 million square feet year- to-date in 2021. • There has been an upward pressure on concessions and in some cases reduced rental rates, primarily a result of rising construction costs coupled with low office demand. • The largest tenant at the property, AECOM, has one less year remaining on their lease term and continues to market approximately 63,000 square feet of its total 136,000 square foot leased premises for sublease. In addition, tenants World Fuel Services (approx. 9,149 sq. ft.) and NRG (approx. 5,195 sq. ft.) have notified the Company of their intent to vacate the space upon their respective lease expirations in 2022. These factors contributed to a significant reduction in value due to the projects costs and downtime attributable to leasing this space. • The effect of COVID-19 on the oil and gas markets has reverberated through the office capital markets, resulting in increased underwritten vacancy and expanding cap rates across the office marketplace. Offices at Greenhouse Houston, Texas Offices at Greenhouse

KBS

Real Estate Valuation Updates


Commonwealth

Commonwealth

Portland, Oregon

The value decrease of $10.6 million or 16.2% decrease vs. the appraised value as of December 2020 was primarily due to the following:

- Portland, Oregon has been disproportionately affected by COVID-19 and combined with social unrest concerns, many downtown businesses have chosen to list their spaces for sublease in order to cut costs in the short term. In addition, some tenants with impending lease expirations are giving back their space and are either relocating out of the area or temporarily working from home as an alternative.
- Several tenants including NEEA, City of Portland, Jack Olds, DLR Architecture, Infogroup, Renewable NW Project, and Acorns have all vacated since last year with Citrix Systems having given their notice in to vacate in December. These vacancies have brought expected occupancy into the mid 50% range, with little leasing activity to backfill vacated suites.
- The increase in vacancy throughout Portland has caused a large decrease in market rents which are expected to decline more than 20% from pre-COVID levels, in addition to an expectation of increased lease concessions. While social unrest has quieted somewhat post-election, the absence of a daily downtown population continues to be a drag on market recovery.

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W W W . K B S . C O M Due to the minimal amount of capital raise in the REIT, which had been substantially impacted early on by regulatory changes, and the inability to significantly improve its size and scale in order to help offset the sizeable G&A costs of operating a non-traded REIT, the Board formed a special committee to evaluate strategic alternatives for the REIT. Based upon the special committee’s assessment and recommendation, in August of 2020, the special committee directed the Company’s advisor, with the assistance of the independent financial advisor of the special committee, to develop a plan of liquidation for approval by the board and submission to the stockholders. The Company initially expected to present a plan of liquidation for a vote of the stockholders of the Company within six months from its determination to pursue a liquidation strategy. However, as a result of the adverse market conditions caused by the civil unrest and disruption in Portland and Chicago, where several of the Company’s properties are located, and the ongoing uncertainty and business disruptions related to the COVID-19 pandemic, in November 2020, the board determined to delay any proposal to liquidate the Company until market conditions improve. In August 2021, the board of directors, including all the independent directors, determined to resume development of a formal plan of liquidation. We currently expect to present a plan of liquidation and send out a proxy for liquidation vote of the stockholders in early 2022. 21 Update on Strategic Alternatives

W W W . K B S . C O M 2022 Goals 22 Begin liquidating the portfolio and returning funds to shareholders Finalize the plan of liquidation Proxy the shareholders for approval of liquidation of the portfolio Note: Although the Company is developing a formal plan of liquidation for approval by its board of directors and submission to the stockholders, no assurance can be given as to the amount or timing of liquidating distributions the Company will ultimately pay to its stockholders.

23 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264